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                                                                Exhibit 10.2


                               CABOT NOBLE, INC.
                       1997 DIRECTOR PHANTOM STOCK PLAN


                       ARTICLE I  -- Purpose of the Plan

     The purpose of the Cabot Noble, Inc. 1997 Director Phantom Stock Plan (the "Plan") is to attract and retain the services of experienced and knowledgeable directors of Cabot Noble, Inc. (the "Corporation") for the benefit of the Corporation and its shareholders and to provide such directors an economic interest in the Corporation's Common Stock ("Shares"), thereby creating a long-term mutuality of interest between such directors and shareholders.

                           ARTICLE II -- Definitions

     Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

     2.1 "Agreement" means that certain Agreement and Plan of Reorganization among the Corporation, Phar-Mor, Inc. and ShopKo Stores, Inc. dated as of September 7, 1996.

     2.2 "Annual Retainer" means the annual cash retainer fee payable by the Corporation to a Director for services as a director of the Corporation, as such amount may be changed from time to time.

     2.3 "Award" means an award of Phantom Stock granted to an Eligible Director under the Plan.

     2.4  "Board" means the Board of Directors of Cabot Noble, Inc.

     2.5  "Corporation" means Cabot Noble, Inc.

     2.6 "Director" means a member of the Board of Directors of the Corporation.

     2.7 "Eligible Director" means a Director that has met the eligibility requirements set forth in Article IV.

     2.8  "ERISA" means the Employment Retirement Income Security Act.

     2.9 "Exchange" means the principal national securities exchange or trading market on which the Shares are listed or admitted to trading.

     2.10 "Fair Market Value" means, with respect to any date, the average between the highest and lowest sale prices per Share on the Exchange on such date, provided that if there shall be no sale of Shares reported on such date, the Fair Market Value of a Share on such date shall be
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deemed to be equal to the average between the highest and lowest sale prices per
Share on the Exchange for the last preceding date on which sales of Shares were reported.

     2.11  "Phantom Stock" means any shares granted pursuant to Article V.

     2.12 "Phantom Stock Account" means the account used to record the various Awards made pursuant to the Plan.

     2.13 "Plan" means the Cabot Noble, Inc. 1997 Director Phantom Stock Plan, as amended and restated from time to time.

     2.14 "Shares" means shares of Common Stock of the Corporation, par value $.01 per share.

                   ARTICLE III -- Administration of the Plan

     3.1  Administrator of the Plan.   The Plan shall be administered by the
Compensation Committee (the "Committee") of the Board.

     3.2  Powers of the Committee.   Subject to the express provisions of the
Plan, the Committee shall have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions relating to it, to determine the terms and provisions of the Awards made pursuant to the Plan and to make all other determinations of the matters referred to in this Article III.

     3.3  Effect of Committee Determinations.   No member of the Committee or
the Board shall be liable for any action taken in the administration of the Plan, unless such action involves willful misconduct by such member, and each member of the Committee shall be indemnified and held harmless by the Corporation for all actions taken in the proper administration of the Plan. Any decision or action taken by the Committee or the Board with respect to an Award or the administration or interpretation of the Plan shall be conclusive and binding upon all persons.


                           ARTICLE IV -- Eligibility

     Directors of the Corporation who are not employees of the Corporation or a subsidiary thereof shall be eligible to participate in the Plan in accordance with Article V provided they have served as a Director of the Corporation, Shopko, Inc. and/or Phar-Mor, Inc. for at least three (3) full years.

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                 ARTICLE V -- Date of Grant and Amount of Award

     5.1  Amount of Award.   The Award of Phantom Stock attributable to each
Eligible Director shall be the amount represented by that number of Shares as of the first business day of February of each year whose aggregate Fair Market Value equals the amount of the then current Annual Retainer payable to such Eligible Director or such greater or lesser amount as the Committee shall determine from time to time by resolution. The Award shall be credited to the Eligible Director's Phantom Stock Account on the first business day of February of each year or the last preceding date on which trading occurred if there was no trading on that date. Although the amount of the Award is determined with reference to the Fair Market Value of Shares, the Award will not be in the form of actual Shares and no Shares of the Corporation will be earmarked or otherwise set aside for the benefit of an Eligible Director under the terms of the Plan.

     5.2  Time of Grant.   The amount recorded in each Eligible Director's
Phantom Stock Account shall be paid to such Eligible Director solely in cash upon the effective date of the first to occur of the following events: (1) the Eligible Director's resignation from the Board, (2) the Eligible Director's failure to be elected or re-elected to the Board by the Corporation's shareholders, (3) the retirement of the Eligible Director from the Board or (4) the death or permanent disability of the Eligible Director. Payment shall be calculated based upon the Fair Market Value of the Phantom Stock recorded in the Eligible Director's Phantom Stock Account (including all accrued cash dividends) as of the date of distribution.

     5.3  Restrictions.   Neither the Phantom Stock Account nor any interest
therein shall be transferable by the Eligible Director during his lifetime until after the date of distribution. In the event of the death of an Eligible Director, the proceeds of the Phantom Stock Account shall be paid to the designated beneficiary of such Eligible Director, or if no beneficiary is designated, to his or her surviving spouse. If no beneficiary is designated and the Eligible Director dies without a surviving spouse, the proceeds of the Phantom Stock Account shall be paid to such Eligible Director's estate.

                    ARTICLE VI -- No Rights as Shareholders

     An Eligible Director shall have no rights as a shareholder with respect to shares of Phantom Stock granted hereunder. Nothing in the Plan shall confer on an individual any right to continue as a Director of the Corporation or interfere in any way with the right of the Corporation to terminate the Plan participant's services as a Director at any time.

                   ARTICLE VII -- Valuation of Phantom Stock

     The number of shares of Phantom Stock to be credited to an Eligible Director's account shall be determined based upon the composite price of Shares on the Exchange on the first day of February of each year (or the last preceding date on which trading occurred if there was no trading on such date). In the event that Shares are no longer traded on any national securities exchange or

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other established trading market on the date of any such payment, then the
Committee shall establish the price of Shares at the fair market value determined under Treasury Regulation Section 20.2031-2.

                     ARTICLE VIII - Adjustment Provisions

     8.1 Dilution in Value of Shares. If the Corporation shall at any time change the number of issued Shares without new consideration to the Corporation (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Shares) or make a distribution of cash or property which has a substantial impact on the value of issued Shares, the total number of shares of Phantom Stock held pursuant to the Plan shall be appropriately adjusted so that the value of each such share of Phantom Stock shall not be changed.

     8.2 Transactions Where the Corporation is the Survivor. Notwithstanding any other provision of the Plan, and without affecting the number of shares of Phantom Stock held pursuant to the Plan, the Committee shall authorize continuance of outstanding Phantom Stock or provide for other equitable adjustments after changes in the Shares resulting from any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Corporation is the continuing or surviving corporation, upon such terms and conditions as it may deem necessary to preserve Directors' rights under the Plan.

     8.3 Acquisition of the Corporation. In the case of any sale of assets, merger, consolidation or combination of the Corporation with or into another corporation, other than a transaction in which the Corporation is the continuing or surviving corporation (an "Acquisition"), any Director granted Phantom Stock shall have the right (subject to the provisions of the Plan) thereafter to receive the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of Shares equal to the number of shares of Phantom Stock granted to the Director. The term "Acquisition Consideration" shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one Share of the Corporation upon consummation of an Acquisition.

                    ARTICLE IX -- Amendment and Termination

     The Plan may be terminated, modified or amended by the Board, provided that no amendment shall become effective without the approval of the Corporation's shareholders. In addition, except as provided in Article VIII hereof, the Board shall not have the power to decrease or otherwise diminish the value or number of shares of Phantom Stock deemed held in an Eligible Director's Phantom Stock Account once such Phantom Stock has been credited to that account.

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                     ARTICLE X -- Limitations on Liability

     The Plan is an unfunded plan of deferred compensation. Neither the establishment of the Plan nor any modification thereof, nor the creation of any account under the Plan, nor the payment of any benefits, shall be construed as giving to any participant or other person any legal or equitable right against the Corporation (or any person connected therewith), except as provided by law or expressly by any Plan provision. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a fiduciary relationship between the Corporation (or any person connected therewith) and any participant or other person. In no event shall the Corporation (or any person connected therewith) be liable to any person for the failure of any participant or other person to be entitled to any particular tax consequences with respect to the Plan or any contribution thereto or distribution therefrom.

                          ARTICLE XI -- Construction

     The Plan is intended to be exempt from ERISA and, if any provision of the Plan is subject to more than one interpretation or construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the Plan being so exempted. In case any provision of the Plan shall be held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein. For all purposes of the Plan, where the context admits, words in the masculine gender shall include the feminine and neuter genders, the singular shall include the plural, and the plural shall include the singular. Headings of Articles are inserted only for convenience of reference and are not to be considered in the construction of the Plan.

                     ARTICLE XII -- Spendthrift Provision

     12.1 Encumbrance of the Phantom Stock. No amount payable under the Plan will, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, garnishment, sale, transfer, assignment (either at law or in equity), levy, execution, pledge, encumbrance, charge or any other legal or equitable process, and any attempt to do so will be void; nor will any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto. The foregoing shall not preclude any arrangement for: (i) the withholding of taxes from Plan benefit payments, (ii) the recovery by the Plan of overpayments of benefits previously made to a participant, or (iii) the direct deposit of benefit payments to an account in a banking institution (if not part of an arrangement constituting an assignment or alienation).

     12.2 Right of Declaratory Judgement. In the event that any participant's benefits are garnished or attached by order of any court, the Corporation may bring action for a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid by the Plan. During the pendency of said action, any benefits that become payable shall be paid

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into the court as they become payable, to be distributed by the court to the recipient it deems proper at the close of said action.

                         ARTICLE XIII -- Governing Law

Except to the extent preempted by the laws of the United States of America, the laws of the state of Delaware shall govern, control and determine all questions arising with respect to the Plan and the interpretation and validity of its respective provisions.

                         ARTICLE XIV - Effective Date

The Plan shall become effective as of the Effective Date as defined in the Agreement.

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